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                                                                   EXHIBIT 10.15

                                    AGREEMENT

      THIS AGREEMENT (hereinafter "Agreement") is made and entered into as of the 23rd day of August, 1997, between INTERSTATE FIBERNET, INC. and KNOLOGY, INC., (hereinafter "Knology")

                                   WITNESSETH:

      WHEREAS, Knology desires to lease space from IFN at IFN's Network Management Facilities located in West Point, Georgia; and

      WHEREAS, IFN desires to provide certain lease space to Knology pursuant to a lease arrangement;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto do hereby agree as follows:

      1. TERM: The term of this agreement will commence on June 9, 1997 (hereinafter referred to as the "Commencement Date") and run for an initial term of 2 years, with an option in favor of Knology to extend the agreement under the same terms and conditions for an additional 2 years upon notice to IFN not later than 30 days prior to the expiration of the initial term, unless the agreement is otherwise terminated prior to that date.

      2. COVENANTS AND RENTS: IFN agrees to provide or perform the following: A) provide two cubicle spaces as previously designated by the parties to permit Knology technicians to share and utilize IFN's telemetry system for the purpose of monitoring Knology's telemetry in Montgomery, Alabama and Columbus, Georgia; and B) provide general management supervision for the Knology technicians monitoring Knology's network at the Network Management Facilities.

      In return, Knology agrees to the following: A) Knology shall, at their sole expense, purchase necessary hardware, software, projection mechanism, and a screen for installation at the Network Management Facilities, which shall be used jointly by IFN and Knology for the purpose of monitoring telemetry data; B) shall pay to IFN the sum of Nine Hundred Dollars ($900.00) per month for floor rental space; and C) shall pay to IFN the sum of Two Thousand Dollars ($2,000.00) per month for Knology personnel management at the Network Management Facilities. Knology's obligation to pay the applicable monthly rent and management amounts provided herein shall commence on the day Knology personnel actually occupy the cubicles. In the event the cubicles were occupied on any day other than the first day of the month, Knology shall pay rent for the fractional month on a per diem basis until the first day of the next following month, and thereafter the monthly rent shall be paid on the first day of each month in advance. Any rent payment not received by IFN by the fifth (5th) day of each month the same is due shall be considered delinquent. All delinquent amounts hereunder shall accrue a late charge of one and one-half percent (1.5%) or the maximum amount permitted by law, whichever is less, monthly until the same is paid in full.
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                               GENERAL PROVISIONS

      3. RELOCATION OF THE CUBICLES: Knology recognizes that, from time to time, IFN may elect or be required to relocate the cubicles designated for the use by Knology employees. IFN shall use best efforts to do so in a manner that will not cause any interruption in Knology's use thereof or negatively affect Knology's ability to use the joint assets in the Network Management Facilities. IFN agrees to notify Knology as soon as possible of any relocation. In the event that the relocation is for the benefit of IFN, IFN agrees to pay the cost of the relocation.

      4. TELEMETRY SYSTEM ADDITIONS: For a period of two years from the Commencement Date, Knology may add additional cities to the Telemetry System for monitoring. Knology understands that this will be undertaken at their sole cost and expense, and shall not negatively impact IFN's use of the Telemetry system or the Network Management Facilities.

      5. PURCHASE OF EQUIPMENT: Unless otherwise agreed to herein, at the termination of this agreement, IFN has the option to purchase any equipment or office furnishings purchased by Knology and installed on the premises at the Network Management Facilities at a fair market price to be established at the time of termination.

      6. INSURANCE: During the Initial Term of this Agreement, and any renewals or extensions thereof, unless otherwise agreed to in writing by the authorized representatives, Knology shall, at its own expense and for the benefit and protection of IFN, maintain in effect insurance coverage with limits not less than those set forth herein:

         (a) Worker's compensation insurance with statutory limits as required by the laws and regulations applicable to the employees of Knology or its contractors who are engaged in the performance of the Agreement;

         (b) Employer's liability Insurance, for employee bodily injuries and deaths, with limits of $500,000 per occurrence;

         (c) Commercial general liability insurance, covering claims for bodily injury, death and property damage, including comprehensive form, premises and operations, independent contractors, products and completed operations, personal injury, contractual, and broad form property damage liability coverage, with limits of $1,000,000 per occurrence and general aggregate of $5,000,000;

      No cancellation, modification or change to any insurance policy owned or obtained by Knology shall affect Knology's obligation to maintain the insurance coverage required by this Agreement. All liability insurance policies shall be written on an "occurrence" policy form. Knology shall be responsible for payment of any and all deductibles from insured claims under its policies. Upon reasonable request, Knology shall furnish to IFN a certificate of insurance as evidence of compliance with the aforementioned requirements. The foregoing insurance requirements are not intended to and shall not in any manner limit or qualify the liabilities and
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obligations assumed by Knology under this Agreement. Knology understands and agrees that, while IFN agrees to provide supervision of Knology's employees located in the Network Management Facilities, no employer/employee relationship is established by and between IFN and any Knology employees, wherever said employees may be located.

      7.    DEFAULT:

            (a) Knology shall not be in default under this Agreement, or in breach of any provision hereof unless and until IFN shall have given Knology written notice of such breach and Knology shall have failed to cure the same within fourteen (14) days after receipt of such notice, other than any default in payment which must be cured within five (5) business days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such fourteen (14) day period, or five (5) business day period for a monetary default, if Knology shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by Knology to timely cure any such breach after notice thereof from IFN, IFN shall have the right to take such action as it may determine, in its sole discretion, to be necessary to cure the breach.

            (b) IFN shall not be in default under this Agreement or in breach of any provision hereof unless and until Knology shall have given IFN written notice of such breach and IFN shall have failed to cure the same within fifteen
(15) days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such fifteen (15) day period, if IFN shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by IFN to timely cure any such breach after notice thereof from Knology, Knology shall have the right to take such action as it may determine, in its sole discretion, to be necessary to cure the breach.

            (c) If either party shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or any involuntary petition proposing the adjudication of either party as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition shall not be discharged or denied within ninety (90) days after the filing thereof, or if a receiver, trustee or liquidator for all or substantially all of the assets of either party shall be appointed in any proceeding brought by any party, then the other party hereto may, at its sole option, immediately terminate this Agreement. Upon the effective date of termination undertaken in accordance with any of the provisions of this Section, this Agreement shall become null and void and neither party hereto shall have any further obligation to the other.

      8. FORCE MAJEURE: Neither party shall be liable to the other for any failure of performance under this Agreement due to causes beyond its control (except for the fulfillment of
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payment obligations as set forth herein), including, but not limited to: acts of God, fire, flood or other catastrophes; adverse weather conditions; material or facility shortages or unavailability not resulting from such party's failure to timely place orders therefor; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; national emergencies, insurrections, riots, or wars; strikes, lock-outs, work stoppages or other labor difficulties (collectively, "force majeure events").

      9.    ASSIGNMENT:

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns; provided, however, that no assignment or sublease, assignment, or licensing hereof (hereinafter collectively referred to as a "Transfer") of any rights or obligations hereunder shall be valid or permitted; provided, however, that upon written notice to the other party, either party shall have the right to assign this Agreement to any parent, subsidiary, or affiliate of that party or to any person, firm or corporation which shall control, be under the control of, or be under common control with that party or to any person, firm or corporation into or with which that party may be merged or consolidated or which purchases all or substantially all of the assets or stock of that party.

            (b) In the event of any assignment or Transfer by either party undertaken pursuant to paragraph 9(a) above, the assigning or transferring party shall remain liable for all its obligations under this Agreement, unless the assignee or transferee shall have affirmatively assumed in writing all of the obligations of the assigning or transferring party under this Agreement.

      10. WAIVER OF TERMS OR CONSENT TO BREACH: No term or provision of this Agreement shall be waived and no breach excused, unless such waiver or consent shall be in writing and signed by a duly authorized officer of the party claimed to have waived or consented to such breach. Any consent by either party to, or waiver of, a breach by the other party shall not constitute a waiver or consent to any subsequent or different breach. If either party shall fail to enforce a breach of this Agreement by the other party, such failure to enforce shall not be considered a consent to or a waiver of said breach or any subsequent breach for any purpose whatsoever.

      11. RELATIONSHIP NOT A PARTNERSHIP OR AN AGENCY: The relationship between IFN and Knology shall not be that of partners or agents for one another and nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture or agency agreement between the parties hereto.

      12. NO THIRD-PARTY BENEFICIARIES: This Agreement is for the sole benefit of the parties hereto and their respective permitted successors and assigns, and shall not be construed as granting rights to any person or entity other than the parties or imposing on either party obligations to any person or entity other than a party.
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      13    INDEMNIFICATION:

            (a) Neither IFN nor Knology shall be liable to the other for any indirect, special, punitive, or similar damages (including, but not limited to, any claim for loss of profits) arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or arising out of any act or omission of either party hereto, its employees, servants, contractors and/or agents.

            (b) Each party hereto assumes, releases, and agrees to indemnify, defend, protect and save the other harmless from and against any claim, damage, loss, liability, cost, and expense (including reasonable attorney's fees) in connection with any loss or damage to any property or facilities of any party (including Knology, IFN or any other party operating or using any part of the Network Management Facilities) arising out of or resulting in any way from the acts or omissions to act, negligent or otherwise, of such party, its employees, servants, contractors and/or agents in connection with the exercise of its rights and obligations under the terms of this Agreement. The parties hereto expressly recognize and agree that each parties' said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, under the terms of this Agreement. In the event a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the indemnified party hereby expressly recognizes that its sole remedy in such event shall be the right to bring suit against the indemnifying party for its damages as a result of the indemnifying party's failure to so indemnify, defend, protect and save harmless.

            (c) Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages, including indirect, special, or punitive damages, or damages for lost profits, against any third party based on any acts or omissions of such third party as such acts or omissions may affect the use of the Network Management Facilities; provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the injured party to pursue any such action against such third party.

      14. EFFECT OF SECTION HEADINGS: Section headings appearing in this Agreement are inserted for convenience only and shall not be construed as interpretations of text.

      15.   NOTICES:

            (a) Any written notice under this Agreement shall be deemed properly given if sent by registered or certified mail, postage prepaid, or by nationally-recognized overnight delivery service to the address specified below, unless otherwise provided for in this Agreement:

If to Knology:

            Bill Morrow, President
            310 West 8th Street
            West Point, Ga. 31833
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If to IFN:

            IFN
            Attention:  Frank Wilcox
            206 West 9th Street
            West Point, Ga. 31833

With a copy to:

            IFN
            Attention:  General Counsel
            700 Boulevard South
            Suite 101
            Huntsville, AL 35802

            (b) Either party may, by written notice to the other party, change the name or address of the person to receive notices pursuant to this Agreement.

            (c) Unless otherwise provided herein, notices shall be deemed delivered: if sent by U.S. Mail, five (5) days after deposit; if sent by facsimile, upon verification of receipt; or, if sent by commercial overnight delivery service, one (1) day after deposit.

      16. SEVERABILITY: In the event any term, covenant or condition of this Agreement, or the application of such term, covenant or condition, shall be held invalid as to any person or circumstance by any court having jurisdiction, all other terms, covenants and conditions of this Agreement and their application shall not be affected thereby, but shall remain in force and effect unless a court holds that the invalid term, covenant or condition is not separable from all other terms, covenants and conditions of this Agreement.

      17. GOVERNING LAW: This Agreement shall be interpreted in accordance with the laws of the State of Alabama, and all applicable federal laws, rules and regulations as if this Agreement were executed and performed wholly within the State of Alabama.

      18. PLURALS: In construction of this Agreement, words used in the singular shall include the plural and the plural the singular in all cases where such meanings would be appropriate.

      19. PARTS OF AGREEMENT: All attachments, exhibits and appendices attached hereto shall be deemed a part of this Agreement, and shall have full force and effect.

      20. COUNTERPARTS: This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterparts.
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      21.   ENTIRE AGREEMENT:  This Agreement constitutes the entire
Agreement between IFN and Knology with respect to the subject matter hereof; all prior agreements, representations, statements, negotiations and undertakings are hereby superseded.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                    KNOLOGY, INC.

WITNESS:



  /s/Dixie B. Noles                 By:  /s/William E. Morrow
  -----------------                      --------------------

Name:  Dixie B. Noles               Name:  William E. Morrow
      -----------------                   -------------------
                                    Title:  President & CEO
                                          -------------------

                                          INTERSTATE FIBERNET, INC.:

WITNESS:

  /s/Stephanie Reese                By:    /s/ Frank Wilcox
  ------------------                       ----------------
Name:  Stephanie Reese              Name:  Frank Wilcox
      ----------------                    -----------------
                                    Title:  VP OPNS
                                           ----------------